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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):   MAY 6, 2008
                                                  ------------------------------


                            BULLION RIVER GOLD CORP.
               (Exact name of Company as specified in its charter)


           NEVADA                  333-85414                 98-0377992
----------------------------   ------------------   ----------------------------
(State or other jurisdiction      (Commission              (IRS Employer
      of incorporation)           File Number)           Identification No.)


        3500 LAKESIDE COURT, SUITE 200
                RENO, NEVADA                                   89509
-------------------------------------------------   ----------------------------
    (Address of principal executive offices)                 (Zip Code)


Company's telephone number, including area code:           (775) 324-4881
                                                    ----------------------------


                                 NOT APPLICABLE
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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THIS FORM 8-K AND OTHER REPORTS FILED BY BULLION RIVER GOLD CORP. (THE
"COMPANY"), FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION (COLLECTIVELY THE "FILINGS") CONTAIN FORWARD LOOKING STATEMENTS AND INFORMATION THAT ARE BASED UPON BELIEFS OF, AND INFORMATION CURRENTLY AVAILABLE TO, THE COMPANY'S MANAGEMENT AS WELL AS ESTIMATES AND ASSUMPTIONS MADE BY THE COMPANY'S MANAGEMENT. WHEN USED IN THE FILINGS THE WORDS "ANTICIPATE", "BELIEVE", "ESTIMATE", "EXPECT", "FUTURE", "INTEND", "PLAN" OR THE NEGATIVE OF THESE TERMS AND SIMILAR EXPRESSIONS AS THEY RELATE TO THE COMPANY'S OR THE COMPANY'S MANAGEMENT IDENTIFY FORWARD LOOKING STATEMENTS. SUCH STATEMENTS REFLECT THE CURRENT VIEW OF THE COMPANY WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS, UNCERTAINTIES, ASSUMPTIONS AND OTHER FACTORS RELATING TO THE COMPANY'S INDUSTRY, OPERATIONS AND RESULTS OF OPERATIONS AND ANY BUSINESSES THAT MAY BE ACQUIRED BY THE COMPANY. SHOULD ONE OR MORE OF THESE RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD THE UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, EXPECTED, INTENDED OR PLANNED.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS.

(B)   RESIGNATION OF PRINCIPAL OFFICERS AND DIRECTORS

      Effective April 21, 2008, Mr. Peter Kuhn resigned as President, Principal Executive Officer, Principal Financial Officer and Secretary of the Company. Mr. Kuhn also resigned as the Chairman of the Board and as a Director of the Company. Mr. Kuhn's resignation was not the result of any disagreement with or dispute over issues involving the management of the Company.

(C)   APPOINTMENT OF OFFICERS

      Upon the resignation of the Mr. Kuhn, Mr. Tim Callaway was appointed as the Chief Executive Officer and Secretary of the Company effective May 6, 2008.

      Mr. Callaway has over 30 years in the mining industry. Since 2003 Mr. Callaway has been President and C.E.O of Cherokee Development Corp. a private company engaged in providing consulting services to mining and financial companies as well as construction and environmental clean up. In 2006 Cherokee Development Corp. received an award for "Excellence in Environmental Clean up" from the Department of the Interior. Prior to 2003 Mr. Callaway held Senior Executive positions with private and public mining companies including C.E.O. of Sierra Gold Development, subsidiary of Battle Mountain Gold Corp. (NYSE:BMG).

      There is no familial relationship among Mr. Callaway and any of the Company's directors or officers.

      During the last two years, there has been no transaction that the Company was or is a party to in which Mr. Callaway had or is to have a direct or indirect material interest.

      Also, upon the resignation of the Mr. Kuhn, Dr. Rene Juchler was appointed as the Principal Financial Officer of the Company effective May 6, 2008.

      In 2003 Dr. Juchler founded the company JUCOM Dr. Juchler Management Services in Liechtenstein where he offers asset management services and the establishing and managing of well known and outperforming commodity, private equity and hedge funds. He is licensed for fund management in Liechtenstein, Malta and Bermudas. Dr. Juchler also has a wide range of experience in trustee services such as establishing offshore companies all over the world, company, tax and inheritance legal advice services, real estate and property services (Europe, Dubai and Eastern Europe).

      Dr. Juchler was managing director for over 3 years in a leading gold fund with $350 Million under management and is licensed to trade with physical precious metals with his company, based in Dubai, Germany, Switzerland and Liechtenstein.

      There is no familial relationship among Dr. Juchler and any of the Company's directors or officers.

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         During the last two years, there has been no transaction that the
Company was or is a party to in which Dr. Juchler had or is to have a direct or indirect material interest.

(D)   APPOINTMENT OF DIRECTORS

      Effective May 6, 2008, by written consent of the Board of Directors Dr. Rene Juchler was appointed as Chairman of the Board and as a Director of the Company to fill the vacancies resulting from Mr. Kuhn's resignation.

      Also, effective May 6, 2008, by written consent of the Board of Directors Tim Callaway was appointed as member of the Company's Board of Directors to fill the vacancy resulting from Ms. Susan Jeffs' resignation.

      Information relating to the appointment of Dr. Juchler and Mr. Callaway as members of the Board of Directors of the Company is hereby incorporated by reference from Item 5.02(a) above.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                BULLION RIVER GOLD CORP.
                                        ----------------------------------------
                                                      (Company)

Date  May 6, 2008
      -----------------
                                  By:    /s/ Tim Callaway
                                        ----------------------------------------
                                  Name   Tim Callaway
                                        ----------------------------------------
                                  Title: Chief Executive Officer
                                        ----------------------------------------


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